EXHIBIT 5

Vistaprint N.V.	Stibbe N.V.
Hudsonweg 8	Advocaten en notarissen
5928 LW VENLO	Strawinskylaan 2001
THE NETHERLANDS	P.O. Box 75640
1070 AP Amsterdam
The Netherlands
T +31 20 546 0 606
F +31 20 546 0 123

www.stibbe.com

Date
22 August 2011
Vistaprint N.V. — Registration statement on Form S-8
Ladies and Gentlemen,
(1)	We have acted as legal counsel to Vistaprint N.V. (the “Company”) with respect to matters of Netherlands law in connection with the filing by the Company under the Securities Act of 1933, as amended, of a registration statement on Form S-8, dated the date hereof (the “Registration Statement”) with the United States Securities and Exchange Commission. The Registration Statement relates to the registration of up to an aggregate of 6,300,000 ordinary shares in the capital of the Company with a nominal value of €0.01 per ordinary share (the “Shares”, and each a “Share”) that may be issued under the 2011 Equity Incentive Plan (the “Plan”).

(2)	For the purpose of this opinion, we have examined and relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:
(a)	the Registration Statement;

(b)	the Plan;

(c)	the deed of incorporation of the Company dated 5 June 2009 and its articles of association (statuten) as amended on 31 August 2009, which according to the Extract referred to below are the articles of association of the Company as currently in force;

(d)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the “Extract”);

(e)	a written resolution of the sole shareholder of the Company, Vistaprint Limited, adopted on 28 August 2009, inter alia, designating the management board of the Company (the “Management Board”) as the authorised body to issue shares in the capital of the Company and to exclude the statutory pre-emptive rights (voorkeursrechten) in respect thereof (the “Designation”);

(f)	a written resolution of the supervisory board of the Company adopted on 26 May 2011, approving, inter alia, the adoption of the Plan by the Management Board, subject to approval of the general meeting of shareholders;

(g)	a written resolution of the Management Board adopted on 26 May 2011, adopting, inter alia, the Plan, subject to approval of the general meeting of shareholders;

(h)	an extract of the minutes of the extraordinary meeting of shareholders of the Company held on 30 June 2011 reflecting the resolution approving the Plan;
and such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

The resolutions listed in paragraphs (2)(e) — (h) (inclusive) are hereinafter collectively also referred to as the “Resolutions”. The Resolutions and the Plan are hereinafter collectively also referred to as the “Documents”.

References to the Civil Code, the Bankruptcy Act, the Code of Civil Procedure, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wetboek van Burgerlijke Rechtsvordering, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended.
(3)	In rendering this opinion we have assumed:
(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means and that all documents were at this date, and have through the date hereof, remained accurate and in full force and effect without modifications;

(b)	that the Plan constitutes and will constitute legal, valid and binding obligations of the participants in the Plan and the Company, respectively, and is enforceable in accordance with its terms under all applicable laws;

(c)	that the Resolutions have not been annulled, revoked or rescinded and will be in full force and effect (i) as at the date of granting of any rights to acquire the Shares under the Plan or, as the case may be, (ii) as at the date of issuance of any Shares under the Plan;

(d)	that (a) the Designation, as renewed from time to time, will be in full force and effect (i) as at the date of granting of any rights to acquire the Shares under the Plan or, as the case may be, (ii) as at the date of issuance of any Shares under the Plan, and (b) any rights to acquire shares under the Plan have been validly granted;
(e)	that any Shares will be issued, offered, sold, delivered, duly accepted and paid by the subscribers thereof, to persons legally entitled to purchase Shares (a) as contemplated and in accordance with the Plan and the Registration Statement, (b) in accordance with any applicable law (including, without limitation, the laws of the Netherlands), (c) in accordance with the articles of association of the Company as in force at the date of issuance of such Shares and (d) with such terms so as not to violate any applicable law (including, for the avoidance of doubt, any law applicable at the time of such issue, offer, sale, delivery and acceptance) and upon issue of each Share at least a consideration (in cash or in kind) will be paid to the Company on such Share with a value equal to the nominal amount thereof and any premium agreed upon;

(f)	that each time a Share is issued, the authorised share capital (maatschappelijk kapitaal) and the issued share capital (geplaatst kapitaal) of the Company are such that such Share can be validly issued;

(g)	that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Company; and

(h)	that any issuance of Shares will not require the Company to publish a prospectus or equivalent document under the provisions of chapter 5.1 of the Financial Supervision Act, as amended.
(4)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative guidance of the relevant authorities of the Netherlands, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect, (ii) matters of competition law, and (iii) matters of taxation.

(5)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:
(a)	the Shares, when duly issued and paid for in accordance with the Plan will be duly authorized and validly issued by the Company and will be fully paid and non-assessable.
(6)	This opinion is subject to the following qualifications:
(a)	we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of the Documents, save in so far as the matters represented are the subject matter of specific opinions set forth above;

(b)	the opinions expressed above are limited by any applicable bankruptcy (faillissement),

suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, suretyship, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance;

(c)	the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands will always be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening); and

(d)	the term “non-assessable” as used in this opinion means that a holder of a Share will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors.
(7)	In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Netherlands law and will be brought exclusively before a court of the Netherlands.

(8)	We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given for the sole purpose of the registration of the Shares with the United States Securities and Exchange Commission. We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. However, it may not be otherwise disclosed or quoted to any person other than to your legal advisers or relied upon by any person or be used for any other purpose, without our prior written consent in each instance.
Yours faithfully,
/s/ D.J.R. Lemstra /s/ A.F.J.A. Leijten
Stibbe N.V.